                                                                   EXHIBIT 10.10






                         BUTLER MANUFACTURING COMPANY
                        RESTRICTED STOCK BONUS PROGRAM
                                   OF 1996


                               Effective as of

                              December 17, 1996
















                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                COVERING SECURITIES THAT HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933

               This Program Document is Dated December 17, 1996








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                         BUTLER MANUFACTURING COMPANY
                        RESTRICTED STOCK BONUS PROGRAM
                                   OF 1996
                 Pursuant to the Stock Incentive Plan of 1996

1. GENERAL. The Butler Manufacturing Company Restricted Stock Bonus Program of 1996 ("Program") is hereby adopted. The Program is being implemented per the Stock Awards Feature of the Butler Manufacturing Company Stock Incentive Plan of 1996 (the "Plan") by the Compensation and Benefits Committee of the Board of Directors of Butler Manufacturing Company (the "Committee"). Its purpose is to encourage eligible Senior Executives of the Company to acquire and retain equity ownership in the Company.

   For definitions of capitalized terms see Section 16.

2. ELIGIBILITY. Only a Senior Executive of the Company, who is a salaried employee and who is deemed by the Committee to be a person who will contribute significantly to the growth and successful operations of the Company will be eligible to participate in the Program. Each person that the Committee designates for Participation shall be deemed to be a Senior Executive for purposes of this Program.

3. DESIGNATION OF PARTICIPATION. From time to the time the Committee, in its discretion, shall designate Senior Executives of the Company to be eligible to participate in this Program with respect to the Annual Bonus awarded to each such Participant for the year covered by the designation ("Designation"). The Designation shall amount to the grant by the Committee of a Stock Purchase Right. On or after the Designation Date, the Chairman of the Company or his designee shall furnish to each Participant a form of Stock Bonus Agreement which shall offer participation in the Program with respect to the dollar amount of the Participant's Annual Bonus for the year (the "Announcement Date"). The form of Stock Bonus Agreement shall be in substantially the form appended to this Program as Exhibit A.

4. STOCK BONUS ELECTION. A Participant who receives a Designation and who desires to receive up to 50% of his Annual Bonus as a Stock Bonus shall:

     (a) specify in the Stock Bonus Agreement the amount of the Annual Bonus to be so applied, but not to exceed 50%,

     (b) complete the balance of the Stock Bonus Agreement,

     (c) sign the Stock Bonus Agreement and

     (d) deliver the properly completed and executed Stock Bonus Agreement to the Secretary of the Company on or before midnight on the Expiration Date.

     The Expiration Date shall be the tenth Business Day following the Announcement Date. All rights under the Designation shall expire at midnight Kansas City, Missouri time on the Expiration Date.

A Stock Bonus Election shall entitle the Participant to receive Bonus Shares for the amount of the Annual Bonus applied to the Election and Matching Shares equal to 50% of the Bonus Shares.

     The Election shall become effective as of the close of business on the Expiration Date if the Participant has delivered an unrevoked properly completed Stock Bonus Agreement to the Secretary or the designee of the Secretary on or before the Expiration Date. Any Stock Bonus Agreement so delivered shall be revocable by the Participant by delivering written notice of revocation to the Secretary at any time prior to midnight Kansas City, Missouri time on the Expiration Date.

5. TRANSFER RESTRICTIONS AND FORFEITURE PROVISIONS. The Bonus Shares and Matching Shares issued under the Program shall be subject to the Transfer Restrictions and Forfeiture Provisions set forth in the Stock Bonus Agreement.

6. SHARES COVERED BY THE PROGRAM. A total of 50,000 shares out of the 600,000 shares reserved under the Plan are reserved for issuance under this Program, subject to the adjustment provisions of the Plan. Pursuant to the provisions of Section 4(a) of the Plan, only Matching Shares which become fully vested shall be counted against that limitation.

7. TERM. This Program shall expire at such time as the Committee shall discontinue the same or the sooner expiration of the Plan.

8. ISSUE OF STOCK CERTIFICATES. The Company shall issue from its Treasury or from authorized but unissued shares certificates to Participants in the amount of whole shares of Common Stock for Bonus Shares and Matching Shares. Certificates covering Matching Shares shall bear the following legend until the occurrence of the Vesting Date for such shares:

                   The Shares evidenced by this Certificate have been
                   issued pursuant to the BUTLER MANUFACTURING COMPANY RESTRICTED STOCK BONUS PROGRAM of 1996 and a related agreement ("Agreement") between the Company and the
                   Registered Holder which restricts the transfer of    the
                   Shares and subjects them to forfeiture to the Company upon the occurrence of any Forfeiture Event described in the Agreement. This legend may be removed upon occurrence of the Vesting Date under the Agreement.

9. ADMINISTRATION.    The Program shall be administered by the Committee, which
shall have full power and authority to construe and administer the Program.
Any action taken under the provisions of the Program by the Committee arising out of or in connection with the administration, construction, or effect of the Program or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding upon the Company and upon all Participants, and all persons claiming under or through any of them.

     The members of the Committee, as of the date of the mailing of the Proxy Statement for the latest annual meeting of stockholders of the Company are listed in that Proxy Statement under "COMPENSATION AND BENEFITS COMMITTEE." The Proxy Statement is incorporated into this Prospectus and Program Document by reference. All members of the Committee are directors of the Company and each has an address at BMA Tower, P. 0. Box 419917, Penn Valley Park, Kansas City, Missouri 64141-0917.

10. EXPENSES OF THE PROGRAM. All costs and expenses of the Program shall be borne by the Company and none of such expense shall be charged to any Participant.

11. PROSPECTUS. This Program document also constitutes a part of a prospectus under the Securities Act of 1933. The securities being offered by the prospectus consist of shares of Common Stock of the Company which may be issued to Participants under the Program.

12. ERISA. The Program is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

13. AVAILABLE DOCUMENTS AND INFORMATION

The following documents are incorporated by reference herein:

     * The Plan. The descriptions in this document of various provision of the Plan do not purport to be complete and are qualified in their entirety by reference to the provisions of the Plan.

     * The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     * All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since December 31, 1995;

     * The description of the Company's Common Stock and Preferred Share Purchase Rights contained in its Registration Statements on Form 8-A dated October 8, 1996; and

     * All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     The above-listed documents are available to Participants without charge, upon written or oral request, as are the following documents:

     * Periodic updates of this Prospectus and the other documents, if any, which from time to time constitute the prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933.

     * All reports, proxy statements and other communications distributed by Butler Manufacturing Company generally to its stockholders.

     * Copies of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission which registers the offering of securities described in this Prospectus, as well as any amendments thereto.

     Requests for any of the above-listed documents should be directed to the Secretary of the

Company at BMA Tower, Penn Valley Park, P.O. Box 419917, Kansas City, Missouri 64141-0917, telephone (816) 968-3000. Copies of documents publicly filed with the Securities and Exchange Commission may also be obtained from the Internet at http://www.sec.gov./cgi-bin/srch-edgar.

14. APPROVAL; EFFECTIVE DATE. This Program shall become effective when approved by the Committee as of December 17, 1996.

15. AMENDMENT AND TERMINATION. Subject to the provisions of the Plan, this Program may be amended by the Committee from time to time, and may be terminated by the Board of Directors or Stockholders, except that any such action shall not adversely affect any Participant's rights under the Program that had accrued prior to such amendment or termination. Subject to the provisions of the Plan, Agreements issued pursuant to this Program may be amended by or at the direction of the Committee with the consent of the Participant to such Agreement.

16. DEFINITIONS AND TERMS: Unless otherwise required by the context, the following terms and the terms set forth in Section 2 of the Plan, when used in this Program, shall have the meanings set forth in this Section 16 and in
Section 2 of the Plan:

     ANNOUNCEMENT DATE: The date the Chairman of the Company or his designee shall furnish to each Participant a form of Stock Bonus Agreement which shall offer participation in the Program with respect to the dollar amount of the Participant's Annual Bonus for the year.

     BONUS SHARES: A whole number of shares of the Company's Common Stock which a Participant elects to purchase, subject to Transfer Restrictions, with up to 50% of the Participant's Annual Bonus, the number of which shall be the cash amount of the Annual Bonus to be applied toward the purchase of Bonus Shares divided by the Fair Market Value of the Common Stock as of close of business on the Election Date.

     ANNUAL BONUS: The bonus awarded to a Participant under the Company's Executive Bonus Program.

     COMMITTEE: The Committee which administers the Plan.

     DESIGNATION. A designation of eligibility to participate in the Program as contemplated by Section 3.

     DESIGNATION DATE. Date the Committee makes a Designation or such subsequent date as the Committee specifies in the Designation as the effective date of the Designation.

     ELECTION DATE. The effective date of an election to participate, which shall be the Expiration Date with respect to an unrevoked and properly delivered, completed and signed Stock Bonus Agreement.

     EXPIRATION DATE. Date of expiration of rights granted under a Designation.

     FORFEITURE EVENT. An event, the occurrence of which will cause a forfeiture of Matching Shares under a Stock Bonus Agreement.

     FORFEITURE PROVISION. Provision contained in a Stock Bonus Agreement which directs the forfeiture of Matching Shares upon the occurrence of a Forfeiture Event.

     MATCHING SHARES: A whole number of shares of the Company's Common Stock which a Participant shall receive, subject to Transfer Restrictions and Forfeiture Provisions, under a Stock Bonus Agreement, in an amount equal to one half of the Bonus Shares purchased under the Stock Bonus Agreement.

     PARTICIPANT: A Senior Executive selected by the Committee in accordance with the terms of the Plan to participate in the Program.

     PLAN: The Stock Incentive Plan of 1996.

     PROGRAM: The Butler Manufacturing Company Restricted Stock Bonus Program of 1996 as herein set forth.

     PROGRAM DOCUMENT: This document, each Stock Bonus Agreement and the Plan.

     SECTION 83(B) ELECTION. The election of a Participant to include in the Participant's gross income under the Code for the taxable year in which a Stock Bonus Election is made the fair market value (as defined under the Code) of the Matching Shares as of the Election Date without regard to any Transfer Restriction or Forfeiture Provision, made in writing in accordance with IRS regulations not later than 30 days after the Election Date.

     STOCK BONUS: The grant by the Company to a Participant of a Stock Bonus consisting of Bonus Shares and Matching Shares pursuant to the terms of a Stock Bonus Agreement.

     STOCK BONUS AGREEMENT: The Award Agreement between the Company and a Participant with respect to the Participant's acquisition of Bonus Shares and Matching Shares under the Program as evidenced by a properly executed and delivered Stock Bonus Election and the Terms of the Program and the Plan.

     STOCK BONUS ELECTION: The written election of a Participant to apply up to 50% of the Participant's Annual Bonus for the purchase of Bonus Shares delivered to the Secretary of the Company in the form specified by the Committee.


     STOCK PURCHASE RIGHT: A Stock Purchase Right as contemplated by the Plan and granted under the Program which entitles a Participant to purchase Bonus Shares and acquire Matching Shares pursuant to a Stock Bonus Election.

     TRANSFER RESTRICTION: A provision of a Stock Bonus Agreement pursuant to which the Participant agrees not to voluntarily transfer Bonus Shares until the Vesting Date.

     VESTING DATE: Date Matching Shares become fully vested prior to a Forfeiture Event.

                                 CERTIFICATION

     The undersigned Secretary of Butler Manufacturing Company, hereby certifies that as of this 17th day of December, 1996, the foregoing is a true copy of the Butler Manufacturing Company Restricted Stock Bonus Program of 1996, as amended (the "Program"), that the Program is in effect, and that the same has been duly adopted by the Committee in accordance with the terms of the Butler Manufacturing Company Stock Incentive Plan of 1966, as amended, the Certificate of Incorporation and Bylaws of the Company and the applicable laws of the State of Delaware.

                            _____________________
                            Richard O. Ballentine
                            Vice President, Secretary and
                                                                 General Counsel

                                                                       EXHIBIT A







                            STOCK BONUS AGREEMENT
                         (and Part of a  Prospectus)


TO:

FROM:      Bob West

DATE:    January 21, 1997   (THE "ANNOUNCEMENT DATE")

RE: BUTLER MANUFACTURING COMPANY RESTRICTED STOCK BONUS PROGRAM OF 1996, copy of which is being delivered with this Agreement (the "Program").


     I am pleased to advise you that the Compensation and Benefits Committee of the Board of Directors has selected you to participate in the Program on the terms of this Agreement, the Program and the Butler Manufacturing Company Stock Incentive Plan of 1996 (the "Plan"). Under this Agreement you may make a Stock Bonus Election to convert up to 50% of your Annual Bonus (as shown below) to a Stock Bonus. Under a Stock Bonus you may receive a portion of your Annual Bonus for 1996 in Bonus Shares and Matching Shares.



Announcement Date:  Date shown above.

Your Annual Bonus:  $_______.

  Expiration Date:                  tenth Business Day following the
                                    Announcement Date (February 4, 1997).


     YOU MAY MAKE A STOCK BONUS ELECTION ONLY BY PROPERLY COMPLETING, SIGNING AND RETURNING THIS AGREEMENT TO THE SECRETARY ON OR BEFORE MIDNIGHT, KANSAS CITY, MISSOURI TIME, ON THE EXPIRATION DATE SPECIFIED ABOVE. Your Stock Bonus Election will become effective as of the close of Business on the Expiration Date if you have delivered this Agreement properly signed and completed to the office of the Secretary, and have not revoked the election, on or before the Expiration Date (the "Election Date"). You may revoke a prior delivered Election only by delivering a written notice of revocation to the Secretary on or before Midnight on the Election Date.

     For definitions of capitalized terms in this Agreement see Section 16 of the Program.

     1. BONUS SHARES YOU WILL RECEIVE. The number of Bonus Shares that you will receive under your Stock Bonus Election shall be a whole number equal to (a) the dollar amount of the Annual Bonus you choose to apply to the Stock Bonus Election as shown immediately above your signature on this Agreement (not to exceed 50% of the Annual Bonus) divided by (b) the closing sales price of a share of Common Stock as reported by the NYSE on the Expiration Date. Any fraction will be paid in cash as a part of your Annual Bonus.

     2. NUMBER OF MATCHING SHARES. The number of Matching Shares you will receive shall be a whole number (rounded up) equal to one half of the number of Bonus Shares.

     3. ISSUE OF SHARE CERTIFICATES. The Matching Shares and the Bonus Shares will be issued in your name as soon as may be practicable following the Election Date. Certificates for the Bonus Shares will be delivered to you subject to a Transfer Restriction only. A certificate covering the Matching Shares will be delivered to the Secretary of the Company subject to a Transfer Restriction and a Forfeiture Provision and containing a legend referring to those Restrictions and Provisions (the "Legend"). You will deliver with this Agreement a properly completed stock power in blank that will authorize the Secretary to transfer to the Company the Matching Shares covered by the Certificate for the Matching Shares upon the occurrence of a Forfeiture Event. Upon the lapse of the Transfer Restrictions and Forfeiture Provisions on the Matching Shares, the Secretary shall deliver to you the Certificate covering the Matching Shares together with written instructions to the Transfer Agent for the Common Stock to remove the legend.

     4. VESTING AND FORFEITURE: Matching Shares will become fully vested on the earlier of (a) the third anniversary of the Election Date or (b) the date of a Change-in-Control (the "Vesting Date"); provided, however all Matching Shares subject to this Agreement shall be forfeited to the Company in the event that prior to the Vesting Date (i) your employment with the Company terminates for any reason other than retirement, permanent and total disability, or death or
(ii) any of the Bonus Shares subject to this Agreement are transferred by you in violation of the Transfer Restriction ("Forfeiture Event").

     5. TRANSFER RESTRICTIONS. You agree that prior to the Vesting Date you will not voluntarily sell, assign, pledge, hypothecate or otherwise transfer any of the Bonus or Matching Shares, except by operation of law and except to a trust for your benefit with respect to which you have during your life the sole voting and dispositive power over, and sole beneficial interest in the economic incidents of ownership of, the Shares contributed to such Trust.


     The Company believes that your Stock Purchase Election will be exempt from the short swing profits provisions of Section 16 of the Exchange Act. However you will be required to report the acquisition of the Matching and Bonus Shares on your next Form 5.

     So long as you are an affiliate of the Company and for a period of three months thereafter you will also be required to effect any public sales of the Shares that are not otherwise restricted by the Transfer Restrictions and Forfeiture Provisions in accordance with the provisions of SEC Rule 144.

     6. VOTING, DIVIDENDS AND OTHER STOCK RIGHTS. Upon issuance of Bonus and Matching shares in your name, you will enjoy all rights of a stockholder, including voting, dividend and other stock rights, subject only to the Transfer Restriction and Forfeiture Provisions.

     7. TAX CONSEQUENCES. Set forth below is a brief description of certain significant United States Federal income tax consequences of a Stock Bonus Election, under existing law as of the most recent April 1. It applies primarily if you are a citizen or resident alien of the United States whose tax home or abode is in the United States. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations thereunder in effect on the Designation Date. Any subsequent changes in the Code or those regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to you that may affect the accuracy or applicability of this discussion.

     The BONUS SHARES you receive under a Stock Bonus Election will subject you to tax at ordinary income rates on the fair market value of the Bonus Shares at the Election Date. HOWEVER, the MATCHING SHARES that you receive under a Stock Bonus Election will subject you to tax at ordinary income rates on the fair market value of the Matching Shares AT the time the stock is either transferable or is no longer subject to forfeiture, which will ordinarily be THE VESTING DATE. The Company will receive a tax deduction with respect to the amount of income recognized by you on the Bonus Shares and the Matching Shares.

     Under the Code you are entitled to make a Section 83(b) Election and be currently taxed on the fair market value of the Matching Shares in the taxable year in which the Election Date occurs. If you choose to make that Election and the Matching Shares are forfeited due to the occurrence of a Forfeiture Event, then current provisions of the Code do not entitle you to a corresponding deduction or capital loss with respect to the amount of taxes paid with respect to the Matching Shares and the Company will have no liability with respect thereto even though it may have enjoyed a tax deduction in the
amount covered by your Section 83(b) Election.   If you choose to make a Section
83(b) Election, make a check mark in the appropriate blank space indicated below for that choice and the Company will provide you with the necessary form. THIS IS A MATTER THAT YOU SHOULD DISCUSS WITH YOUR TAX ADVISOR.

     The holding period to determine whether you will have long-term or short-term capital gain or loss upon sale of Shares begins on the Election Date for Bonus Shares and on the Vesting Date for Matching Shares [or upon the Election Date for the Matching Shares, if you make a Section 83(b) Election].

     Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. This limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year.

     Under certain circumstances, accelerated vesting of Matching Shares in connection with a "change in control" of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of
Section 280G of the Code. To the extent it is so considered, you may be subject to a 20% excise tax and the Company may be denied a tax deduction.

     8. WITHHOLDING TAXES. The Company will withhold, as of the date of your Stock Bonus Election, all federal, state and local income taxes generated by such Election in the taxable year in which the Election is made and which the Company is required to withhold. If a Section 83(b) Election is made, the amount of income you will be required to include in your gross income for Federal Income Tax purposes will be the full amount of your Annual Bonus plus the fair market value of the Matching Shares on the Election Date. If a Section 83(b) Election is not made, the amount of income you will be required to include in your gross income for Federal Income Tax purposes will be the full amount of your Annual Bonus. No withholding may be satisfied by the withholding of Bonus Shares or Matching Shares or the delivery of pre-owned shares, except that, if you do not make a Section 83(b) Election, then you may satisfy withholding taxes on the Matching Shares for the taxable year in which the Vesting Date occurs by delivering to the Company pre-owned shares to satisfy the withholding taxes.

     9. CONSULT YOUR TAX ADVISOR. The discussion in this Agreement and Program Document of the effects of Federal income taxation is merely a general discussion. It is not intended to be relied upon by you in determining the income tax consequences of making a Stock Bonus Election or Section 83(b) Election or of disposing of the stock so acquired. State and local income tax rules which may apply are not discussed. Because the applicability of the tax laws will depend upon a number of factors personal to you and because of the complexity of the income tax laws and regulations relating to this subject, it is suggested that you consult with your tax advisor prior to (a) the making of a Stock Bonus Election, (b) the making of a Section 83(b) Election or (c) making a subsequent disposition of Matching or Bonus shares acquired.

     10. PROSPECTUS. This Agreement also constitutes a part of a prospectus under the Securities Act of 1933. The securities being offered by the prospectus consist of shares of Common Stock of the Company which may be issued to Participants under the Program. See Section 13 of the Program with respect to documents available under the Registration Statement for the shares of Common Stock covered by the Prospectus.

     11. RECEIPT OF DOCUMENTS. It is agreed that you have received copies of the Plan, the Program, and the Company's most current Annual Report to Stockholders. You also agree that copies of those documents and additional documents and information referred to in this Agreement and in the Program are available from the Corporate Secretary at the principal offices of the Company, BMA Tower (P.O. Box 419917), Penn Valley Park, Kansas City, Missouri 64141-0917, and at the office of the Securities and Exchange Commission. See "Available Information" in the Program.

     12. MISCELLANEOUS.   This Agreement shall inure to the benefit of and be
binding upon the Company, its successors and assigns and upon you and your heirs, executors, administrators, successors, assigns and legal representatives. All elections, notices, requests and other communications shall be in writing and shall be deemed to have been duly given when delivered by hand, by telecopy or mailed by First Class, Certified Mail, Return Receipt Requested, with postage prepaid and addressed (a) if to you, at your office with the Company or at such other address as you may specify in writing to the Company and (b) if to the Company, to the office of the Secretary of the Company. If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement, but shall be confined in its operation to the provision of this Agreement determined invalid or unenforceable. This Agreement shall be governed, interpreted, and enforced in accordance with the laws of the State of Missouri and the corporate laws of the State of Delaware, including the provisions of the Delaware General Corporation Code. The rights, covenants, and obligations made in this Agreement are assignable by the Company but may not be assigned by you, except by operation of law, and except as otherwise provided herein, without the signed, written consent of both parties.

     If the above terms are satisfactory to you and you wish to make a Stock Bonus Election for up to 50% of your Annual Bonus, then please complete the items shown below, sign where indicated and return the same to Dick Ballentine on or before the Expiration Date.


                              _________________
                              Robert H. West
                              Chairman

     I agree with the above and hereby make a Stock Bonus Election as to $_________ of my Annual Bonus for 1996. I understand that I may revoke this election by delivering a written notice of revocation to Dick Ballentine, Corporate Secretary on or before midnight of the Election Date.

     I   do ___ do not ___  wish to make a Section 83(b) Election.

     I acknowledge receipt of a copy of all the Program Documents and a copy of the latest Annual Report of the Company to its Stockholders.

             Signature of Participant:
             __________________________
             Name:  ___________________
             Title: ___________________
             Date:  ___________________

     The undersigned Secretary of Butler Manufacturing Company hereby acknowledges receipt of the foregoing Stock Bonus Election on this ____ day of __________, 19__.


             ______________________
             Richard O. Ballentine,